Exhibit H1

                              AMENDED AND RESTATED
                                SERVICE AGREEMENT

      THIS SERVICE AGREEMENT (the "Agreement"), dated as of September 25, 1996, and amended and restated as of November 15, 2004, is entered into by and between RYDEX SERIES FUNDS, a Delaware business trust (the "Trust"), and RYDEX FUND SERVICES, INC., a Maryland corporation (the "Servicer").

                              W I T N E S S E T H:

      WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Servicer is registered as a transfer agent under the Securities Exchange Act of 1934, as amended; and

      WHEREAS, the Trust wishes to have the Servicer perform general administrative, shareholder, dividend disbursement, transfer agent, and registrar and other services for the Trust and to act in such capacity in the manner set forth in this Agreement, and the Servicer is willing to act in such capacity in accordance with the provisions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and promise as follows:

1.    SERVICES TO BE PROVIDED.

      In consideration of the compensation to be paid by the Trust to the Servicer pursuant to Section 4 of this Agreement, the Servicer will:

      a. Manage, supervise, and conduct the affairs and business of the Trust and matters incidental thereto. In the performance of its duties, the Servicer will comply with the Trust's Prospectus and its Statement of Additional Information, as the same may be amended from time to time, all as delivered to the Servicer (collectively, the "Controlling Documents"). The Servicer will also use its best efforts to safeguard and promote the welfare of the Trust, and to comply with other policies which the Board of Trustees of the Trust (the "Board") may from

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            time to time specify. The Servicer will furnish or provide to the
            Trust general administrative services as the Trust may reasonably require in the conduct of its affairs and business, including, without limitation, the services described on Schedule I attached hereto.

      b. Provide the Trust with all required shareholder and dividend disbursement services, including, without limitation, those services described on Schedule II, attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

      c. Provide the Trust with all required stock transfer agent and registrar services, including, without limitation, those services described on Schedule III attached hereto. The Servicer will maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the Controlling Documents and such other reasonable standards of performance as the Trust may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

2.    OBLIGATIONS OF THE TRUST.

      The Trust will have the following obligations under this Agreement:

      a. The Trust shall keep the Servicer continuously and fully informed as to the composition of the Trust's investment portfolio and the nature of all of the Trust's assets and liabilities, and shall cause the investment managers of the Trust's series to cooperate with the Servicer in all matters so as to enable the Servicer to perform the Servicer's functions under this Agreement.


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      b.    The Trust shall furnish the Servicer with any materials or information which the Servicer may reasonably request to enable the Servicer to perform the Servicer's functions under this Agreement.

      c. The Trust shall turn over to the Servicer the accounts and records previously maintained by or for the Trust. The Servicer shall be entitled to rely exclusively on the completeness and correctness of the accounts and records turned over to the Servicer by the Trust; provided, that such reliance is made in good faith, and the Trust shall indemnify and hold the Servicer harmless of and from any and all expenses (including, without limitation, attorneys' and accountants' fees), damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy, or other deficiency of such accounts and records or in connection with the failure of the Trust to provide any portion of such accounts and records or to provide any information to the Servicer necessary or appropriate to perform the Servicer's functions hereunder; and provided, further, that such accounts, records, and other information shall belong to the Trust and be considered confidential, and shall not be disclosed to other than Federal and state regulators without permission from the Trust.

3.    PAYMENT OF FEES AND EXPENSES.

      a. The Servicer will pay all of the fees and expenses incurred by the Servicer in providing the Trust with the services and facilities described in this Agreement, except as otherwise provided herein.

      b. Notwithstanding any other provision of this Agreement, the Trust will pay, or reimburse the Servicer for the payment of, all fees and expenses incurred by the Servicer not directly related to the Servicer's providing the Trust with the services and facilities described in this Agreement, including, but not limited to,


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            the following described fees and expenses of the Trust (hereinafter called "Direct Expenses") whether or not billed to the Trust, the Servicer, or any related entity:

                        i. fees and expenses of custodian and depositories and banking services fees and costs;

                        ii. fees and expenses of outside legal counsel and any legal counsel directly employed by the Trust;

                        iii. fees and expenses of independent auditors and income tax preparation and expenses of obtaining quotations for the purpose of calculating the value of the Trust's assets;

                        iv. all Federal, state, and local taxes (including, without limitation, stamp, excise, income, and franchise taxes);

                        v. costs of stock certificates and other expenses of issuing and redeeming shares of the Trust ("Shares");

                        vi. costs incidental to or associated with shareholder meetings;

                        vii. fees and expenses of registering or qualifying shares for sale under Federal and state securities laws;

                        viii. costs (including postage) of printing and mailing
                              prospectuses, confirmations, proxy statements, and other reports and notices to shareholders and to governmental agencies;

                        ix. premiums on all insurance and bonds and other expenses of fidelity and liability insurance and bonding covering the Trust;


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                        x.    fees and expenses of the disinterested Trustees
                              and expenses incidental to the meetings of the Board; and

                        xi. dues and expenses associated with membership in the Investment Company Institute and the Mutual Fund Education Alliance; costs (including postage) of printing and mailing prospectuses, confirmations, proxy statements, annual, semi-annual and quarterly reports, and other reports and notices to shareholders and to governmental agencies;

4.    COMPENSATION.

      As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series (a "Fund") for such month:

                        THE U.S. GOVERNMENT BOND FUND

                                 0.20% of Assets

                        THE U.S. GOVERNMENT MONEY MARKET FUND

                                 0.20% of Assets

                        THE NOVA FUND

                                 0.25% of Assets

                        THE URSA FUND

                                 0.25% of Assets

                        THE OTC FUND

                                 0.25% of Assets


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                        THE ARKTOS FUND

                                 0.25% of Assets

                        THE JUNO FUND

                                 0.25% of Assets

                        THE NOVA MASTER FUND

                                 0.0% of Assets

                        THE URSA MASTER FUND

                                 0.0% of Assets

                        THE OTC MASTER FUND

                                 0.0% of Assets

                        THE ARKTOS MASTER FUND

                                 0.0% of Assets

                        THE JUNO MASTER FUND

                                 0.0% of Assets

                        THE UTILITIES MASTER FUND

                                 0.0% of Assets

                        THE MEDIUS MASTER FUND

                                 0.0% of Assets

                        THE INVERSE MID-CAP MASTER FUND

                                 0.0% of Assets

                        THE INVERSE SMALL-CAP MASTER FUND

                                 0.0% of Assets


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                        THE LARGE-CAP EUROPE FUND

                                 0.25% of Assets

                        THE LARGE-CAP JAPAN FUND

                                 0.25% of Assets

                        THE MEKROS FUND

                                 0.25% of Assets

                        THE MEDIUS FUND

                                 0.25% of Assets

                        THE LARGE-CAP VALUE FUND

                                 0.25% of Assets

                        THE LARGE-CAP GROWTH FUND

                                 0.25% of Assets

                        THE MID-CAP VALUE FUND

                                 0.25% of Assets

                        THE MID-CAP GROWTH FUND

                                 0.25% of Assets

                        THE INVERSE MID-CAP FUND

                                 0.25% of Assets

                        THE SMALL-CAP VALUE FUND

                                 0.25% of Assets

                        THE SMALL-CAP GROWTH FUND

                                 0.25% of Assets


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                        THE INVERSE SMALL-CAP FUND

                                 0.25% of Assets

                        THE BANKING FUND

                                 0.25% of Assets

                        THE BASIC MATERIALS FUND

                                 0.25% of Assets

                        THE BIOTECHNOLOGY FUND

                                 0.25% of Assets

                        THE CONSUMER PRODUCTS FUND

                                 0.25% of Assets

                        THE ELECTRONICS FUND

                                 0.25% of Assets

                        THE ENERGY FUND

                                 0.25% of Assets

                        THE ENERGY SERVICE FUND

                                 0.25% of Assets

                        THE FINANCIAL SERVICES FUND

                                 0.25% of Assets

                        THE HEALTH CARE FUND

                                 0.25% of Assets

                        THE INTERNET FUND

                                 0.25% of Assets


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                        THE LEISURE FUND

                                 0.25% of Assets

                        THE PRECIOUS METALS FUND

                                 0.25% of Assets

                        THE REAL ESTATE FUND

                                 0.25% of Assets

                        THE RETAILING FUND

                                 0.25% of Assets

                        THE TECHNOLOGY FUND

                                 0.25% of Assets

                        THE SECTOR ROTATION FUND

                                 0.25% of Assets

                        THE CORE EQUITY FUND

                                 0.25% of Assets

                        THE TELECOMMUNICATIONS FUND

                                 0.25% of Assets

                        THE TRANSPORTATION FUND

                                 0.25% of Assets

                        THE UTILITIES FUND

                                 0.25% of Assets

      In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.


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5.    REPORTS TO THE BOARD OF TRUSTEES.

      The Servicer will consult with the Board at such times as the Board reasonably requests with respect to the services provided hereunder, and the Servicer will cause its officers to attend such meetings with the Board, and to furnish such oral or written reports to the Board, as the Board may reasonably request. In addition, the Servicer agrees to provide to the Board such reports and other information as the Board may reasonably request in order to enable the Board to perform a review of the Servicer's performance under this Agreement.

6.    TERM OF AGREEMENT.

      This Agreement is effective as on the date hereof. This Agreement will remain in full force and effect until AUGUST __, 200_ unless terminated earlier in accordance with its terms, and thereafter from year to year; PROVIDED, that:
(a) such continuance is approved by (i) either a vote of the majority of the Trustees or a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust and (ii) a majority of the Trustees who are not "interested persons" (as defined at Section 2(a)(19) of the 1940 Act); and (b) the following findings are made by a majority of the Trustees who are not "interested persons" (as defined at Section 2(a)(19) of the 1940 Act): (i) that this Agreement is in the best interests of the Trust; (ii) that the services to be performed pursuant to this Agreement are services required for the operation of the Trust; (iii) that the Servicer can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

7.    TERMINATION.

      This Agreement may be terminated, without the payment of any penalty, by either party hereto upon at least sixty (60) days' written notice to the other party. Any termination by the Trust will be pursuant to a vote of a majority of the Trustees.


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8.    STANDARD OF CARE.

      a. Except as provided by law, the Servicer will be under no liability or obligation to anyone with respect to any failure on the part of the Board or any investment manager to perform any of their obligations under the Controlling Documents, or for any error or omission whatsoever on the part of the Board or any investment manager.

      b. The Servicer will not be liable for any error of judgment or mistake of law or for any loss caused by the Trust in connection with the matters to which this Agreement relates; provided, however, that the Servicer has acted in the premises with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, and in accordance with such other requirements of law; provided, further, however, that nothing in this Agreement will protect the Servicer against any liability to the Trust to which the Servicer would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Servicer's duties hereunder or by reason of the Servicer's reckless disregard of the Servicer's obligations and duties hereunder.

9.    OTHER ACTIVITIES OF THE SERVICER.

      Subject to the provisions of Section 5 of this Agreement, with respect to advance notice of the Servicer's taking on of new clients or ventures of material significance, nothing herein contained will limit or restrict the right of the Servicer to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

10.   SCOPE OF AUTHORITY.

      a. Shares purchased by the Servicer on behalf of shareholders of the Trust ("Shareholders") will be registered with the Servicer, as the Trust's transfer agent,


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            in the Servicer's name or in the name of the Servicer's nominee. The
            Shareholder will be the beneficial owner of Shares purchased and held by the Servicer in accordance with the Shareholder's instructions and the Shareholder may exercise all rights of a Shareholder of the Trust.

      b. Neither the Servicer nor any of the Servicer's officers, employees, agents, or assigns are authorized to make any representations concerning the Trust or the Shares, except for those representations contained in the Trust's then current prospectus for such Shares, copies of which will be supplied by the Trust to the Servicer, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

11.   AUTHORITY TO ENGAGE SUB-SERVICERS.

      In providing the services and assuming the obligations set forth herein, the Servicer may, at the sole expense of the Servicer, employ one or more sub-servicers, or may enter into such service agreements as the Servicer deems appropriate in connection with the performance of the Servicer's duties and obligations hereunder. Reference herein to the duties and responsibilities of the Servicer shall include the duties and responsibilities of any sub-servicers employed by the Servicer to the extent that the Servicer shall delegate such duties and responsibilities to such sub-servicer.

12.   INDEMNIFICATION.

      a. The Trust shall indemnify the Servicer and hold the Servicer harmless from and against all actions, suits, and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with the Servicer's performance under this Agreement and from and against any and all losses, damages, costs, charges, attorneys' and accountant's fees, payments, expenses, and liabilities incurred by the Servicer in connection with any such action, suit, or claim unless caused by the Servicer's breach of this Agreement, negligence, or willful misconduct. The Servicer shall not be under any obligation to prosecute or


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            to defend any action, suit, or claim arising out of or in connection with the Servicer's performance under this Agreement, which, in the opinion of the Servicer's counsel, may involve the Servicer in expense or liability, and the Trust shall, so often as reasonably requested, furnish the Servicer with satisfactory indemnity against such expense or liability, and upon request of the Servicer, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; PROVIDED, HOWEVER, that the Servicer shall give the Trust immediate notice of any such action, suit, or claim brought against the Servicer.

      b. The Servicer shall indemnify the Trust and hold the Trust harmless from all claims and liabilities (including reasonable attorneys' and accountants' expenses) incurred or assessed against the Trust arising from the Servicer's negligence, willful misconduct, or breach of this Agreement.

13.   NOTICES.

      a. Communications to the Servicer from the Trust or the Board shall be addressed to:

            Rydex Series Funds or Rydex Fund Services, Inc.
            9601 Blackwell Road
            Suite 500
            Rockville, Maryland 20850
            Attention: President

      b.    Communications from the Servicer to the Trust shall be addressed to:

            Rydex Fund Services, Inc.
            9601 Blackwell Road
            Suite 500
            Rockville, Maryland 20850
            Attention: President

      c. In the event of a change of address, communications will be addressed to such new address as designated in a written notice from the Trust or the Servicer, as the case may be. All communications addressed in the above manner and by registered mail or delivered by hand will be sufficient under this Agreement.


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14.   LAW GOVERNING.

      This Agreement is governed by the laws of the State of Maryland (without reference to such state's conflict of law rules).

15.   COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

16.   BINDING EFFECT AND ASSIGNMENT.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by the Trust without the written consent of the Servicer, or by the Servicer without the written consent of the Trust, in each case authorized or approved by a resolution of the Trust's Trustees.

17.   AMENDMENT, MODIFICATION, AND WAIVER.

      No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of the Servicer and the Trust effected in accordance with the 1940 Act and Section 6 of this Agreement.


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      IN WITNESS WHEREOF, the Servicer and the Trust have executed this
Agreement as of the date first written above.

                                        RYDEX SERIES FUNDS

                                        By: /S/ CARL G. VERBONCOEUR
                                            ---------------------------
                                        Name: Carl G. Verboncoeur
                                        Title: President


                                        RYDEX FUND SERVICES, INC.

                                        By: /S/ CARL G. VERBONCOEUR
                                            ---------------------------
                                        Name: Carl G. Verboncoeur
                                        Title: President


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                                                                      SCHEDULE I

                         GENERAL ADMINISTRATIVE SERVICES

      The Servicer agrees to provide the Trust with all required general administrative services, including, without limitation, the following:

1.    Office space, equipment, and personnel.

2.    Clerical and general back office services.

3. Bookkeeping, internal accounting, secretarial, and other general administrative services.

4. Preparation of all annual, semi-annual and quarterly reports, prospectuses, statements of additional information, proxy statements, and all other materials required to be filed or furnished by the Trust under Federal and state securities laws.

5.    Process payments of all fees and expenses of the Trust.

6.    Perform appropriate IRS and SEC testing for the Trust.

7.    Disseminate NAV and other relevant Fund information to external parties.

8.    Calculate Fund distributions to ensure compliance with IRS rules.


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                                                                     SCHEDULE II

                 SHAREHOLDER AND DIVIDEND, DISBURSEMENT SERVICES

      The Servicer agrees to provide the Trust and the Shareholders with all required shareholder and dividend disbursement services ("Services"), including, without limitation, the following:

1. The Servicer shall provide the following services to the Shareholders of the Trust:

      a. Aggregating and processing purchases and redemption requests for Trust Shares from Shareholders.

      b. Processing dividend payments from the Trust on behalf of Shareholders.

      c. Providing information periodically to Shareholders showing their positions in Shares.

      d.    Arranging for bank wires.

      e. Responding to Shareholder inquiries relating to the services performed by the Servicer.

      f. Providing subaccounting with respect to Shares beneficially owned by Shareholders.

      g. As required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, disbursement, and tax notices) to Shareholders.

      h. Providing such other similar services as the Trust may reasonably request to the extent the Servicer is permitted to do so under applicable statutes, rules, or regulations.

      i. Provide to Shareholders a schedule of any fees that the Servicer may charge directly to the Shareholders for such Services.

2.    The Servicer shall also provide the following additional Services:

      a. Maintain all records required by law relating to transactions in Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with the operations of the Trust.


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      b.    Promptly notify the Trust if the Servicer experiences any difficulty in maintaining the records described in this Schedule II to the Agreement in an accurate and complete manner.

      c. Furnish the Trust or any designee of the Trust ("Designee") with such information relating to the Servicer's performance under this Agreement as the Trust or the Designee may reasonably request (including, without limitation, periodic certifications confirming the provision to Shareholders of the Services described herein), and shall otherwise cooperate with the Trust and the Trust's Designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.


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                                                                    SCHEDULE III

                      TRANSFER AGENT AND REGISTRAR SERVICES

      The Servicer agrees to provide the Trust with all required transfer agent and registrar services, including, without limitation, the following:

1. Maintaining all shareholder accounts, including processing of new accounts.

2. Posting address changes and other file maintenance for shareholder accounts.

3.    Posting all transactions to the shareholder file, including:

            -     Direct purchases

            -     Wire order purchases

            -     Direct redemptions

            -     Wire order redemptions

            -     Draft redemptions

            -     Direct exchanges

            -     Transfers

4. Quality control reviewing of transactions before the mailing of confirmations, checks, and/or certificates to shareholders.

5.    Issuing all checks and shipping and replacing lost checks.

6. Mailing confirmations, checks, and/or certificates resulting from transaction requests of shareholders.

7.    Performing other mailings, including:

            -     Semi-annual and annual reports

            -     I.R.S. Form 1099/yearend shareholder reporting

            -     Systematic withdrawal plan payments

            -     Daily confirmations

8. Answering all service related telephone inquiries from shareholders, including:

            -     General and policy inquiries (research and resolve problems)

            -     Trust yield inquiries

            - Taking shareholder processing requests and account maintenance changes by telephone

            -     Submitting pending requests to correspondence

            -     Developing reports on telephone activity


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9.    Implementing the Trust's Anti Money Laundering Program and monitoring compliance with the Anti Money Laundering and Foreign Asset Compliance Policy and Procedures.


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